Exhibit 10.1(c)†^

Execution Version

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Dated: June 30, 2026

FRONTIER AIRLINES, INC.
as Seller and
AVOLON LEASING IRELAND 3 LIMITED
as Buyer

AIRCRAFT SALE AGREEMENT ([***])

for one (1) new Airbus model A321- 271NX Aircraft bearing Manufacturer’s Serial Number [***]
together with two (2) IAE model PW1133GA-JM engines scheduled to be delivered November 2026

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	1
2.	REPRESENTATIONS, WARRANTIES AND COVENANTS	7
3.	SECURITY DEPOSIT	9
4.	CONDITIONS	10
5.	AGREEMENT TO SELL AND PURCHASE PRICE	11
6.	DELIVERY	11
7.	DELAYED DELIVERY AND FAILURE TO DELIVER	13
8.	OCCURRENCE OF AN EVENT OF DEFAULT	17
9.	MODIFICATIONS	17
10.	DISCLAIMER AND INDEMNIFICATION	18
11.	COSTS, EXPENSES AND TAXES	19
12.	ASSIGNMENT	20
13.	MISCELLANEOUS	20
14.	CONFIDENTIALITY	21
15.	NOTICES	21
16.	NO BROKERS	23
17.	GOVERNING LAW	23
18.	ENFORCEMENT	23
19.	BUYER NOMINEE	24

1.	[***]	61
2.	[***]	63
3.	[***]	63
4.	[***]	63
5.	[***]	64
6.	[***]	65
7.	[***]	65

THIS AIRCRAFT SALE AGREEMENT ([***]) (this Agreement) dated June 30, 2026 IS BETWEEN:

(1)FRONTIER AIRLINES, INC., a corporation incorporated in Colorado, USA, with its executive offices at 4545 Airport Way, Denver, CO 80239 (the Seller); and

(2)AVOLON LEASING IRELAND 3 LIMITED, a private company limited by shares incorporated under the laws of Ireland, with its principal place of business at Number One Ballsbridge, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, D04 FP65, Ireland (Buyer).

WHEREAS

(A)Seller is party to the Airbus Purchase Agreement as defined herein pursuant to which it has agreed to purchase from Manufacturer certain Airbus model A321-271NX aircraft, including the Aircraft.

(B)Immediately following the Seller’s purchase from the manufacturer of the Aircraft, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller the Aircraft subject to the terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1.Definitions and Interpretation

1.1In this Agreement, the following words and expressions have the following meanings, in each case unless the context otherwise requires:

Acceptance Certificate means an acceptance certificate of the Aircraft in the form set out in Schedule 1 to be executed by Buyer in accordance with Clause 6.4;

Affiliate means, in respect of any person, any person directly or indirectly controlling, controlled by, or under common control with such first person; and a person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management of such other person, whether through the ownership of voting securities or otherwise;

Airbus Participation Agreement means Manufacturer’s standard “participation agreement” whereby Manufacturer consents to representatives of Buyer to participate in the Delivery Participation and the Delivery Inspection as an observer in certain tasks in connection with the inspection, production, testing and delivery of the Aircraft;

Airbus Purchase Agreement means that certain Airbus A320 Family Aircraft Purchase Agreement dated as of September 30, 2011 between Manufacturer, as seller, and the Seller, as buyer, in respect of, inter alia, the Aircraft, as amended, supplemented and assigned;

Airbus Consent and Agreement means the consent and agreement relating to the Airbus Purchase Agreement Assignment dated on or before the Delivery Date and entered into by Manufacturer, Buyer and Seller in a form substantially similar to Schedule 9 or otherwise reasonably acceptable to Seller and Buyer;

Airbus Purchase Agreement Assignment means the purchase agreement assignment relating to the Airbus Purchase Agreement (but only to the extent relating to the Aircraft) dated on or before the Delivery Date and entered into between Seller and Buyer in a form substantially similar to Schedule 9 or otherwise reasonably acceptable to Seller and Buyer;

Airbus Commitment Letter has the meaning set out in Clause 6.3(c);

Aircraft means one (1) new ex-factory Airbus model A321-271NX aircraft scheduled to be delivered in the Scheduled Delivery Month, as more particularly described in the Acceptance Certificate, including the Airframe, the Engines (whether or not any of the Engines are installed on the Airframe at Delivery), the Landing Gear, the APU, all Parts installed in or on the Airframe at Delivery and all Aircraft Documents, manufactured in accordance with the Detailed Specifications;

Aircraft Documents means all records, logs, manuals, technical data and other materials and documents relating to the Aircraft (including each Airframe, each Engine, the APU, each Landing Gear and all Parts) and all additions, revisions, renewals and replacements made thereto prior to Delivery and provided by Manufacturer to Buyer in accordance with the terms of the Assigned Purchase Agreement;

Airframe means the Aircraft, excluding the Engines;

AML Laws means the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (Pub. L. 107-56), or the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.) the Anti Money Laundering Act of 2020 (Division F. Pub. L. 116-283) each as amended from time to time, and implement through regulation or order, and anti-money-laundering laws as applicable to the Seller;

Applicable Law means in relation to any jurisdiction or the European Union, any law, regulation, treaty, directive, decision, rule, regulatory requirement, judgment, order, ordinance, request, guideline, or direction or other act of any government entity of such jurisdiction or of any EU institution whether or not having the force of law and with which any party is required to comply, or with which it would, in the normal cause of business, comply;

APU means the auxiliary power unit specified in the Acceptance Certificate;

Assigned Purchase Agreement means the Airbus Purchase Agreement (to the extent relating to the Aircraft) as assigned pursuant to the Airbus Purchase Agreement Assignment;

Aviation Authority means the FAA and any successor thereto or other Government Entity which shall have control or supervision of civil aviation in the State of Registration or have jurisdiction over, the registration, airworthiness or operation of the Aircraft;

BFE or Buyer Furnished Equipment means such of the items of buyer furnished equipment and components set forth on Schedule 5 that will be installed in the Aircraft prior to Delivery;

BFE Bill of Sale means any bill of sale relating to the BFE executed by Seller in favor of Manufacturer on the Delivery Date;

Bill of Sale means the warranty bill of sale substantially in the form set out in Schedule 3 executed by Manufacturer in favor of Buyer pursuant to the Assigned Purchase Agreement;

Business Day means a day, other than a Saturday or Sunday, on which banks are open in New York, New York, Denver, Colorado, and Dublin, Ireland, for the transaction of business of the nature required by this Agreement;

Buyer Guarantor means Avolon Aerospace Leasing Limited a company incorporated under the laws of the Cayman Islands with its registered address at PO Box 309, Ugland House, Grand

Cayman KY1-1104, Cayman Islands and its principal place of business at Number One Ballsbridge, Building 1,Shelbourne Road, Ballsbridge, Dublin 4, D04 FP65, Ireland;

Buyer Guarantee means a guarantee of Buyer in the form mutually agreed between Seller and Buyer Guarantor and dated on or about the date hereof;

Buyer Nominee has the meaning set out in Clause 19.1;

Buyer Party means Buyer, Buyer Guarantor and Buyer Nominee;

Default means any Event of Default and any event or circumstance that, with the giving of notice and/or lapse of time and/or the making of a relevant decision contemplated within Schedule 7 itself would constitute an Event of Default;

Defects has the meaning set out in Clause 6.3(c);

Delivery means the time at which Buyer shall obtain title to the Aircraft in accordance with Clause 6.4;

Delivery Date means the date on which Delivery occurs;

Delivery Inspection has the meaning set out in Clause 6.3(a);

Delivery Location means Manufacturer’s delivery facilities located in Toulouse, France, Hamburg, Germany, Mobile, Alabama or such other location as shall be mutually agreed in writing by Buyer and Seller in accordance with Clause 6.7;

Delivery Participation has the meaning set out in Clause 6.3(a);

Detailed Specifications means the Airbus Detail Specifications, including those as set forth in Attachment 1 to Schedule 1, the BFE set forth in Schedule 5 and the LOPA set forth in Schedule 6, with the addition of any amendments necessary or desirable to achieve or perform the Modifications (to the extent agreed to by Manufacturer);

Disbursement Instructions has the meaning set out in the Escrow Agreement.

Dollars and US$ mean the lawful currency of the United States of America and, in respect of all payments to be made under this Agreement in Dollars, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

Engine means each of the engines of the manufacture and model and having the respective manufacturer’s serial numbers specified in the Acceptance Certificate and all Parts installed in or on such engines at Delivery;

Engine Manufacturer or IAE means International Aero Engines, LLC;

Escrow Agent means Bank of Utah, a Utah corporation;

Escrow Agreement means that certain Escrow Agreement, dated as of about the date hereof, among Buyer, Seller and the Escrow Agent in respect of the Aircraft and each of the other aircraft that are the subject of the Other Purchase Agreements;

Event of Default means any of the events referred to in Schedule 7;

Expected Delivery Date means the date when the Aircraft is scheduled to be ready for delivery at the Delivery Location, such date to be notified by Seller to Buyer in writing as soon as Seller receives notice of such date from Manufacturer and in any case not later than [***] before such date (or such shorter period as may be agreed in writing by Seller and Buyer);

Export Control Laws means the export control and dual use laws applicable to the Aircraft, as set forth in the U.S. Export Control Reform Act of 2018 and the Export Administration Regulations, 15
C.F.R. Parts 700-799, as amended from time to time;

FAA Counsel means the law firm of Daugherty, Fowler, Peregrin, Haught, & Jenson;

Final Delivery Date means the last day of the [***] after the Scheduled Delivery Month or such later date as the parties may agree in writing;

Final Delivery Date Delivery Delay has the meaning set out in Clause 7.3(a);

Government Entity means (a) any national government, political subdivision thereof or local jurisdiction therein, (b) any instrumentality, board commission, court or agency of any of the foregoing, however constituted, and (c) any association, organization or institution of which any of the foregoing is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant;

Holdings means Frontier Airlines Holdings, Inc;

Indemnitees means [***];

Insolvency Event” means, in respect of the Seller, any of the following events:

(a)Seller consents to the appointment of a custodian, receiver, trustee or liquidator of itself or substantially all of Seller’s property, or Seller admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Seller files a voluntary petition in bankruptcy or voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Seller in any such proceeding, or Seller by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors; or

(b)an order, judgment or decree is entered by any court appointing, without the consent of Seller, a custodian, receiver, trustee or liquidator or sequestering all or substantially all of Seller’s property, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed, unterminated and unvacated for a period of [***] after the date of entry thereof or at any time an order for relief is granted; or

(c)a petition against Seller in a proceeding under bankruptcy, insolvency or other similar laws (as now or hereafter in effect) is filed in a court of competent jurisdiction and is not withdrawn or dismissed within [***] thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Seller, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Seller or of substantially all of Seller’s property, and such jurisdiction custody or control remains in effect, unrelinquished, unstayed, undismissed, unvacated and unterminated for a period of [***]; or
(d)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of Seller or any material part of its assets; or

(e)any analogous procedure or step is taken in any jurisdiction;

Inspection Loss has the meaning set out in Clause 6.3(b);

Landing Gear means the landing gear specified in the Acceptance Certificate;

Lender means one or more banks or financial institutions or other persons notified in writing by Buyer to Seller that may from time to time provide financing to Buyer or Buyer Nominee in relation to Buyer’s or Buyer Nominee’s acquisition and/or continuing ownership of the Aircraft and shall include any person acting as agent or security agent or trustee for one or more such lenders;

Lien means any mortgage, charge, pledge, lien, right of detention, right of set-off (but excluding any right of set-off arising in favor of a banker by operation of law), right of de-registration or export, any “international interest” or “national interest” as defined in the Cape Town Convention or any encumbrance or security interest whatsoever, howsoever created or arising;

Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions;

Manufacturer means Airbus S.A.S. or Airbus Americas, Inc., as applicable;

Manufacturer Final Delivery Date Delivery Delay has the meaning set out in Clause 7.3(b);

Modifications means [***];

Modification Cost means the modification cost associated with the accomplishment and completion of any Modifications for the Aircraft, which costs shall be borne by Buyer;

Other Purchase Agreement means each of the Aircraft Purchase and Sale Agreements between Buyer and Seller in respect of aircraft bearings manufacturer’s serial numbers [***];

Part means each part, component, appliance, accessory, instrument, navigational and communications equipment, furnishings, modules or other item of equipment (other than complete Engines) and shall include the APU, the Landing Gear, cabin components and inflight entertainment system for the time being installed or incorporated in or attached to the Airframe or an Engine;

Purchase Price means an amount of [***];

Relevant Officer means the Director of Fleet of Seller or the Treasurer of Seller;

Sale Documents means this Agreement, the Escrow Agreement, the Airbus Purchase Agreement Assignment, the Airbus Consent and Agreement, the Airbus Participation Agreement, the Warranty, the Warranty Documents, the Bill of Sale, Assigned Purchase Agreement, the Acceptance Certificate and any other document which Seller and Buyer shall agree in writing to be a Sale Document;

Sanctions means all economic sanctions and anti-terrorism Laws, including (a) any United Nations Security Council Resolutions imposing sanctions, (b) any sanctions or restrictive measures imposed by European Union Council decision or regulation and (c) United States export control and economic sanctions laws;

Scheduled Delivery Date means an initial date to be advised by Seller no later than [***] before the start of the scheduled delivery month which is anticipated to be in November of 2026;

Scheduled Delivery Month means November 2026;

Security Deposit means [***];

Seller’s Documents means this Agreement, each other Sale Document signed by Seller, and each consent to or acknowledgment of any Sale Document signed by Seller, each notice, and all notices, consents, certificates, confirmations and other documents from time to time issued or entered into by Seller pursuant to or in connection with any thereof which contain a statement to effect that the same is a Seller’s Document;

State of Registration means the United States of America;

Subsidiary means:

(a)in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of Seller in accordance with accounting principles generally accepted under accounting standards of GAAP; or

(b)for any other purpose, an entity from time to time:

(i)of which another has direct or indirect control or owns directly or indirectly more than fifty per cent (50%) of the voting share capital; or

(ii)which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation

Taxes means all present and future taxes, levies, civil penalties, assessments, imposts, duties, withholdings, fees or charges of any nature whatsoever, imposed by a taxing authority of any country, or governmental subdivision thereof or therein or by any international authority, including, without limitation, consumption tax or any other tax in respect of added value or any income (including, without limitation, gross income, minimum, alternative minimum, capital gains income, gross receipts and net receipts), franchise, transfer, sales, use, VAT, business, occupation, excise, personal property, real property, stamp or other tax, together with any penalties, additions to tax, fines or interest with respect to any of the foregoing; and “tax” and “taxation” shall be construed accordingly;

Termination Notice has the meaning set out in Clause 7.3(a);

Total Loss means, prior to the Delivery, the event or occurrence when the Aircraft is lost, destroyed or in the reasonable opinion of Manufacturer is damaged beyond economic repair, as evidenced by written notification from Manufacturer to Seller;

VAT means any value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature or similar tax payable in any jurisdiction;

Warranty means, if Manufacturer is Airbus Americas, Inc., the warranty of title executed by Airbus
S.A.S. in favor of Seller in the form attached as Schedule 4; and

Warranty Documents means the agreements to be entered into among any of the Seller, Buyer, any Lender acting as security agent and trustee and Manufacturer or Engine Manufacturer (as relevant) which will provide for an outright transfer to Buyer of Manufacturer’s and Engine Manufacturer’s warranties in respect of the Airframe and Engines, respectively, whether by means of assignment by Seller consented to by Manufacturer or Engine Manufacturer (as relevant) or by direct agreement between Buyer and Manufacturer or Engine Manufacturer (as relevant).

1.2Clause headings and the table of contents are inserted for convenience of reference only, have no legal effect and shall be ignored in the interpretation of this Agreement.

1.3In this Agreement, unless a contrary indication appears:

(a)references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)references to (or to any specified provision of) this Agreement or any other document shall include this Agreement, that document or the relevant provision as it may from time to time be amended or supplemented;

(c)a reference to an “amendment” includes a supplement, novation, restatement or reenactment and “amended” will be construed accordingly;

(d)words importing the plural shall include the singular and vice versa, and words importing a gender include every gender;

(e)references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated association or body of persons and any Government Entity, whether or not having separate legal personality and references to Buyer and Seller shall be construed so as to include the successors, permitted assignees and permitted transferees of the relevant person;

(f)references to any provision of law is a reference to such provision as applied, amended, extended or re-enacted and includes any subordinate legislation;

(g)a reference to an “approval” shall be construed as a reference to any approval, consent, authorization, exemption, permit, license, registration, filing or enrolment by or with any competent authority; and

(h)a reference to “including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including.”

2.Representations, Warranties and Covenants

2.1Representations and warranties by Buyer and Seller

Each of Buyer and Seller for itself makes the representations and warranties set out in this Clause
2.1 on the date of this Agreement and at Delivery.

(a)Status

(i)In respect of the Seller, it is a corporation that is duly incorporated, validly existing and in good standing under the laws of the state of Colorado, United States of America.

(ii)In respect of Buyer, it is a national banking association, duly organized and validly existing under the laws of the United States.
(iii)It has the power to own its assets and carry on its business as it is being conducted.

(b)Binding obligations

Its obligations in the Sale Documents to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4, legal, valid, binding and enforceable obligations.

(c)Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Sale Documents to which it is a party do not and will not conflict with:

(i)any Applicable Law to which it is subject;

(ii)its constitutional documents; or

(iii)any agreement or instrument binding upon it or any of its assets.

(d)Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Sale Documents to which it is a party and the transactions contemplated by the Sale Documents have been, or will on or before Delivery be, duly authorized, executed and delivered by it.

(e)Authorization

All authorizations, consents, registrations and notifications required by it under the laws of its state of incorporation in connection with the entry into, performance, validity and enforceability of, the Sale Documents to which it is a party and the transactions contemplated by the Sale Documents, have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are in full force and effect.

(f)Immunity

It is subject to civil commercial law with respect to its obligations under the Sale Documents to which it is a party, neither it nor any of its assets is entitled to any right of immunity, and the entry into and performance of the Sale Documents by it constitute private and commercial acts.

2.2 Further representations of Seller Seller represents and warrants to Buyer that:
(a)immediately prior to the transfer of title to the Aircraft from Seller to Buyer under the Assigned Purchase Agreement, the Aircraft shall be free from all Liens and it shall procure that title to the Aircraft is transferred to Buyer with full title guarantee and free from all Liens other than any Liens created by or through Buyer;

(b)Seller is not in breach of any provision of the Airbus Purchase Agreement for which Seller has received a notification of breach thereof from Manufacturer for which Seller’s right to purchase the Aircraft under the Airbus Purchase Agreement may be terminated by Manufacturer;

(c)the Airbus Purchase Agreement in respect of the Aircraft or the obligation or the right for Seller to purchase the Aircraft under the Airbus Purchase Agreement has not been terminated;
(d)Since the date of this Agreement, Seller has not agreed to any amendment or modification of the Airbus Purchase Agreement in respect of the Aircraft without the prior written consent of Buyer, which materially adversely impacts Buyer’s rights or obligations in respect of such Aircraft;

(e)Seller is not in breach of any financing arrangement of its obligations under the Airbus Purchase Agreement for which the right to purchase the Aircraft serves as security and for which Seller has received a notification of breach thereof from a financing party;

(f)to Seller’s actual knowledge there are no claims or actions pending or threatened in respect of the Aircraft which would give rise to any Liens over the Aircraft in favor of any third party; and

2.3 Covenants by the Seller

(a)Seller, for the benefit of Buyer, undertakes, covenants and agrees in this Clause 2.3 from the date hereof through Delivery that:

(i)without the prior written consent of Buyer, Seller will not agree to any amendment or modification of the Airbus Purchase Agreement in respect of the Aircraft which materially adversely impacts Buyer’s rights or obligations in respect of the Aircraft; and

(ii)Seller will not breach any financing arrangement of its obligations under the Airbus Purchase Agreement for which the right to purchase the Aircraft serves as security and for which Seller has received a notification of breach thereof from a financing party.

3.Security Deposit

As security for the obligations of Buyer under this Agreement, a sum equal to the Security Deposit has been or will be deposited with the Escrow Agent within [***] of the date hereof, in accordance with the Escrow Agreement. The Escrow Agent holds, will continue to hold and will make payment of the Security Deposit and any interest accrued thereon in accordance with the Escrow Agreement. Seller and Buyer agree to timely provide any Disbursement Instructions required under the Escrow Agreement for release and/or payment of the Security Deposit and any interest accrued thereon as agreed herein. Notwithstanding anything else herein or in the Escrow Agreement, Disbursement Instructions to the Escrow Agent from Buyer alone regarding the release and/or payment of the Security Deposit and any interest accrued thereon that are for the benefit of Buyer (per this Agreement) will be permitted but only under the following conditions only:

(i)an Insolvency Event has occurred and is continuing and Seller requires the consent or approval of a bankruptcy court in order to issue a Disbursement Instruction,

provided that Buyer may only issue Disbursement Instructions of type contemplated hereby and only when contemplated hereby; and

(ii)irrespective of whether an Insolvency Event has occurred, the delivery of the relevant Aircraft to Buyer or a Buyer Nominee has occurred, as evidenced by a signed warranty bill of sale for the Aircraft from Manufacturer.

4.Conditions

4.1Seller’s conditions

The effectiveness of this Agreement on Seller is subject to the conditions that on the date of this Agreement Seller shall have received the documents and evidence specified in Part 1 of Schedule 8 in form and substance satisfactory to the Seller. The obligation of Seller to sell and cause Manufacturer to deliver the Aircraft to Buyer under this Agreement is subject to the condition that, on or prior to Delivery, Seller shall have received the documents and evidence specified in Part 2 of Schedule 8 in form and substance satisfactory to the Seller. The obligation of Seller to sell and cause Manufacturer (pursuant to Assigned Purchase Agreement) to deliver the Aircraft to Buyer under this Agreement is subject to the further conditions that:

(a)immediately prior to Delivery, Seller shall be satisfied that Manufacturer will receive the Purchase Price in full on Delivery in accordance with Clause 6.4;

(b)immediately following Delivery, Buyer and, if required by the Escrow Agent, jointly with, the Seller, shall timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement; and

(c)the representations and warranties made by Buyer in this Agreement shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery; and

The conditions specified in this Clause 4.1 are inserted for the sole benefit of Seller and may be waived in whole or in part and with or without conditions by the Seller.

4.2Buyer’s conditions

The effectiveness of this Agreement on Buyer is subject to the conditions that on the date of this Agreement Buyer shall have received the documents and evidence specified in Part 3 of Schedule 8 in form and substance satisfactory to Buyer. The obligation of Buyer to purchase from Seller under this Agreement and accept delivery of the Aircraft from Manufacturer under Assigned Purchase Agreement is subject to the condition that, on or prior to Delivery, Buyer shall have received the documents and evidence specified in Part 4 of Schedule 8 in form and substance satisfactory to Buyer. The obligation of Buyer to purchase from Seller under this Agreement and accept delivery of the Aircraft from Manufacturer under the Assigned Purchase Agreement is subject to the further conditions specified in Part 5 of Schedule 8. The obligation of Buyer to purchase from Seller under this Agreement and accept delivery of the Aircraft from Manufacturer under the Assigned Purchase Agreement is subject to the further conditions that, on Delivery:

(a)the Aircraft shall be free from any Liens other than any Liens created by or through Buyer or anyone acting under Buyer;

(b)the representations and warranties made by Seller in this Agreement shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery;

(c)Manufacturer and Engine Manufacturer shall have consented to or otherwise agreed to the Warranty Documents such that remaining warranties thereunder are vested in Buyer;

(d)the Aircraft shall be in the condition required for Delivery under the Assigned Purchase Agreement, as confirmed from Buyer to Manufacturer in the Acceptance Certificate;

(e)the Aircraft shall not have suffered an actual or potential Total Loss on or before the Delivery Date or have been involved in any incident which caused damage to the Aircraft; and

(f)no Default or Event of Default has occurred and is continuing.
The conditions specified in this Clause 4.2 are inserted for the sole benefit of Buyer and may be waived in whole or in part and with or without conditions by Buyer.

5.Agreement to Sell and Purchase Price

5.1Without prejudice to Clause 4, Seller agrees to cause Manufacturer to sell and deliver to Buyer and Buyer agrees to buy and accept delivery of the Aircraft from Manufacturer upon and subject to the terms and conditions of this Agreement, “as is, where is”, free from all Liens (except for Liens created by, for, or through Buyer), in consideration of the payment to Manufacturer by Buyer of the Purchase Price for the account of Seller (provided that Seller and Buyer agree that the Security Deposit and any interest accrued thereon shall be disbursed to Buyer by the Escrow Agent pursuant to the Escrow Agreement and Seller and Buyer agree to jointly and timely issue Disbursement Instructions to the Escrow Agent to make such payment to Buyer).

5.2Seller shall ensure that any remaining warranties under the Warranty Documents (to the extent assignable) are vested in Buyer and shall, where reasonably requested by Buyer, take reasonable commercial steps to procure the consent of any applicable third parties to the assignment to Buyer of any of any remaining warranties under the Warranty Documents.

5.3[***]

6.Delivery

6.1Delivery

Subject to the terms and conditions of this Agreement delivery of the Aircraft shall take place on its Expected Delivery Date at the Delivery Location.

6.2Condition of Aircraft

It shall be a condition to precedent for Buyer under Clause 4.2 that the Aircraft shall be delivered by Manufacturer to Buyer in accordance with the Detailed Specifications on the Delivery Date. Buyer shall not be obligated to accept delivery from Manufacturer without Buyer’s confirmation that the Aircraft is in the condition required by the Assigned Purchase Agreement (which confirmation shall not be unreasonably withheld, delayed of conditioned).

6.3Delivery Inspection and Participation; Manufacturer’s delivery process

(a)Buyer and its authorized representatives (nominated by notice from Buyer to the Seller) may at its own cost physically inspect the Aircraft at the Delivery Location before Delivery (the “Delivery Inspection”) and participate in Manufacturer’s delivery process of the Aircraft (the “Delivery Participation”). Such Delivery Inspection and Delivery Participation shall include, but not be limited to, a customer flight (in respect of which, Seller shall procure that a maximum of two (2) of Buyer’s representatives shall be permitted on board the Aircraft), customer walk and review of Aircraft Documents and shall be conducted in accordance with Manufacturer’s customary practices. For the avoidance of doubt, Seller will procure that Manufacturer permits Buyer to have these Delivery Inspection and Delivery Participation rights through the execution of the Airbus Participation Agreement.
(b)Buyer and its authorized representatives shall under no circumstances delay, obstruct, hinder or prevent the delivery procedure of the Aircraft. If Buyer causes Seller any loss, damage or liability arising directly as a result of the physical Delivery Inspection of the Aircraft by Buyer itself or its nominated and authorized representative (an Inspection Loss) then Buyer shall indemnify Seller from and against such Inspection Loss. Provided however that if Buyer (or its representatives) finds the Aircraft not to be in accordance with the Detailed Specifications, Buyer shall not be liable to indemnify Seller in respect of any delay in the delivery procedure of the Aircraft or Inspection Loss that results from such finding.

(c)[***]

(d)Seller hereby agrees to notify Buyer as soon as practicable (but in no event later than [***] of Seller having received written notice thereof from Manufacturer) regarding:

(i)any revisions to the Scheduled Delivery Month;

(ii)any revisions to the Expected Delivery Date and

(iii)the scheduled date of the Delivery Inspection and any revisions thereto.

(e)In respect of any delay to the Scheduled Delivery Month or the Expected Delivery Date of more than [***], Seller and Buyer will then engage in good faith discussions, for a period not to exceed [***], to determine whether any steps can be taken to accelerate the occurrence of the Scheduled Delivery Month or the Expected Delivery Date, as applicable, or, if no such steps can be taken, whether any alternative arrangements can be reached between the parties to mitigate such delay.

6.4Transfer of title and payment of Purchase Price

Subject to the terms and conditions of this Agreement, the sale and transfer of title to the Aircraft by Manufacturer to Buyer under this Agreement and the Assigned Purchase Agreement shall take place by execution and delivery of the Bill of Sale by Manufacturer to Buyer immediately after receipt by Manufacturer from Buyer of the Purchase Price. Subject to Clause 6.2 and 6.3(c), immediately prior to Delivery, Seller shall have procured that Manufacturer shall have confirmed that it has received an amount sufficient to pay the Purchase Price for the Aircraft. Upon Delivery, Buyer shall execute the Acceptance Certificate.

6.5Payment

(a)All payments to be made under this Agreement by Buyer to Manufacturer shall be made in immediately available funds, so that Manufacturer receives credit for the full amount of such payment on the due date to the account of Manufacturer as notified to Buyer not less than [***] prior written notice.

(b)All payments to be made under this Agreement by Seller to Buyer shall be made in immediately available funds, so that Buyer receives credit for the full amount of such payment on the due date, to such account as Buyer may specify in writing to the Seller.

(c)Subject to Clause 11.3, all payments under this Agreement from one party (payor) to the other party or Manufacturer (recipient) shall be made in full without any deduction or withholding (whether in respect of set-off, counter claim, duties, taxes, charges or otherwise howsoever), unless the payor is prohibited by law from doing so, in which event the payor shall:

(i)ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)pay to the relevant taxation or other authorities within the period for payment permitted by Applicable Law the full amount of the deduction or withholding; and

(iii)upon request in writing from the recipient to the payor deliver to the recipient any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6Risk

All risk of loss or destruction of the Aircraft or damage to the Aircraft (as between Seller and Buyer) shall pass from Seller to Buyer upon Delivery.

6.7Delivery Location

Seller and Buyer shall cooperate with a view to ensuring that the Delivery Location shall be in a mutually acceptable jurisdiction.

7.Delayed Delivery and Failure to Deliver

7.1Total Loss Before Delivery

(a)If before Delivery the Aircraft suffers a Total Loss, Seller shall notify Buyer in writing thereof as soon as practicable (but in no event later than [***]) after becoming aware of such event and, with effect from the date of such Total Loss, unless Manufacturer is able to deliver a replacement aircraft pursuant to the Airbus Purchase Agreement and prior to the Final Delivery Date for such Aircraft, the Seller’s obligation to sell and Buyer’s obligation to purchase the Aircraft shall terminate. Notwithstanding any such termination, Seller and Buyer within [***] after such notification to Buyer of the Total Loss shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement, [***].

(b)If before Delivery an event occurs which, with the passage of time and/or the satisfaction of any other condition, would constitute a Total Loss, unless Manufacturer is able to deliver a replacement aircraft pursuant to the Airbus Purchase Agreement and prior to the Final Delivery Date for such Aircraft, Seller shall notify Buyer in writing thereof as soon as practicable (but in no event later than [***]) after becoming aware of such event and, for so long as such event continues, Buyer shall be under no obligation to buy, and Seller shall be under no obligation to sell, the Aircraft.

(c)If before Delivery a Total Loss occurs with respect to one or more Engines but not the Airframe, Seller shall promptly notify Buyer in writing of such Total Loss and, unless Seller and Buyer agree to the replacement of the destroyed Engine by Seller with an engine in the same or a better condition, maintenance status, utility and economic value to that which the destroyed Engine had immediately prior to such Total Loss and which is in all respects reasonably satisfactory to Buyer, Buyer shall be entitled to terminate its obligation to purchase the Aircraft by notice in writing to Seller and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of that notice, but without prejudice to any other liabilities each party may have to the other as expressly stated in this Agreement. Notwithstanding any such termination, Seller and Buyer within [***] after such notification to Buyer of the Total Loss shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement, [***].

(d)If the replacement of the destroyed Engine agreed to by Seller and Buyer is not carried out through Seller on the basis so agreed between Seller and Buyer, Buyer shall be entitled to terminate its obligation to purchase the Aircraft by notice in writing to Seller and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of that notice, but without prejudice to any other liabilities each party may have to the other as expressly stated in this Agreement.

(e)If before Delivery the Aircraft suffers damage or a fault occurs which (in either case) does not constitute a Total Loss but which is reasonably expected to have a repair cost in excess of [***], then:

(i)Seller shall promptly notify Buyer of the details of such damage or fault (with proposals for repair where Seller reasonably considers repairs can be carried out before the Final Delivery Date); and

(ii)Buyer shall, following receipt of such notice from the Seller, notify Seller whether Buyer is prepared to proceed with the purchase of the Aircraft subject to such damage or fault being repaired to Buyer’s reasonable satisfaction prior to the Final Delivery Date. If Buyer is prepared to proceed on the basis of the repair, Seller shall procure the timely repair and Buyer shall be allowed to do a follow up Delivery Inspection of the Aircraft (in accordance with Clause 6.3) following such repair. However if (i) the repair is not so completed and the Aircraft is not delivered to Buyer on or before the Final Delivery Date or (ii) Buyer is not prepared to proceed on the basis of the repair, then Buyer shall be entitled to terminate its obligation to purchase the Aircraft by notice in writing to Seller and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of such notice from Buyer, but without prejudice to any other liabilities each party may have to the other as expressly stated in this Agreement. Notwithstanding any such termination, Seller and Buyer within [***] after notification from Buyer to Seller of such termination shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement, [***].
.

7.2Airbus Purchase Agreement

(a)If, at any time prior to Delivery, the obligation of Manufacturer to sell and/or of Seller to buy the Aircraft pursuant to the Airbus Purchase Agreement is terminated (other than as a result of a breach by Buyer of its obligations under this Agreement to the extent not caused by the Seller), Buyer shall be entitled to terminate its obligation to purchase the Aircraft by notice in writing to Seller and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of that notice, but without prejudice to any other liabilities each party may have to the other as expressly stated in this Agreement.

(b)Except for any delays caused by Modifications, Seller will indemnify and hold harmless Buyer for all of its losses, costs and expenses (including any reasonable legal fees incurred) should the delivery of the Aircraft be delayed beyond the Scheduled Delivery Date or fail to deliver as a result of a breach of Seller or Manufacturer of its respective obligations under this Agreement or the Airbus Purchase Agreement or the Airbus Purchase Agreement Assignment.

(c)Buyer will indemnify and hold harmless Seller for all of its losses, costs and expenses (including any reasonable legal fees incurred) should the delivery of the Aircraft be delayed beyond the Scheduled Delivery Date or the Aircraft fail to deliver as a result of a breach of Buyer of its obligations under this Agreement. [***]

7.3Delivery Delays

(a)Subject to Clauses 6.3(b), 6.3(c), 6.3(d), 6.3(e) and 7.3(f), if the Delivery is delayed beyond or shall not have occurred on or before the Final Delivery Date, including due to any delay in the delivery of any Buyer Furnished Equipment (“Final Delivery Date Delivery Delay”), either Seller or Buyer, to the extent that such Final Delivery Date Delivery Delay is not wholly attributable to such electing party or, in the case of the Seller, a Default or Event of Default has not occurred and is not continuing, may elect to terminate this Agreement by giving notice in writing to the other party (a “Termination Notice”) provided however that if such delay is caused by Modifications, Buyer shall not have the right to terminate.

(b)If (i) there is a Final Delivery Date Delivery Delay or (ii) Manufacturer notifies Seller that delivery of the Aircraft under the Airbus Purchase Agreement and/or the Assigned Purchase Agreement will be postponed until a date falling on or after the Final Delivery Date, including due to any delay in the delivery of any Buyer Furnished Equipment by Airbus or any relevant supplier or vendor (unless such BFE is required by Buyer as part of the Modification as agreed by Seller and Buyer) (“Manufacturer Final Delivery Date Delay”), the parties shall enter into commercially reasonable discussions for a period of [***] to determine whether a mutually acceptable alternative delivery date can be agreed. If an alternative delivery date is not agreed upon during such consultation period each of Buyer and the Seller, where the delay is not wholly attributable to such electing party, may elect to terminate this Agreement by providing a Termination Notice.

(c)In connection with a termination pursuant to a Termination Notice:

(i)the obligation of Seller to sell, and of Buyer to buy, the Aircraft shall be terminated and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of that notice.

(ii)if the Termination Notice is issued pursuant to a Final Delivery Date Delivery Delay which is wholly attributable to Buyer, (x) Seller and Buyer within [***] of such Termination Notice shall jointly and timely issue Disbursement Instructions to the

Escrow Agent to pay to Seller the Security Deposit without any interest accrued thereon in the manner prescribed by the Escrow Agreement, (y) Seller and Buyer within [***] of such Termination Notice shall jointly and timely issue Disbursement Instructions the Escrow Agent to pay to Buyer any interest accrued on the Security Deposit in the manner prescribed by the Escrow Agreement, less any Modification Costs actually incurred by Seller (or which Seller has committed to incur at a later date irrespective of the termination if such amount has not been reimbursed or otherwise paid by Buyer). To the extent any such termination is requested by Buyer and such termination is wholly attributable to delayed BFE required by Buyer pursuant to a Modification and Seller has not caused such delay through its actions or inactions, Buyer shall bear all out of pocket costs and expenses of Seller (including, but not limited to, commitment fees, breakage costs, legal fees, etc.) resulting from such delay or termination. [***] The termination pursuant to this Clause 7.3(c)(ii) shall be without prejudice to any other obligations or liabilities one party may have to the other as expressly stated in this Agreement.

(iii)in connection with a Termination Notice issued pursuant to a Final Delivery Date Delivery Delay where such Final Delivery Date Delivery Delay is wholly attributable to the Seller, (x) Seller and Buyer within [***] of such Termination Notice shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement and (y) the termination pursuant this Clause 7.3(c)(iii) shall be without prejudice to any other obligations or liabilities one party may have to the other as expressly stated in this Agreement.

(iv)in connection with a Termination Notice issued for any reason other than as contemplated under Clause 7.3(c)(ii) or Clause 7.3(c)(iii), (x) Seller and Buyer within [***] of such Termination Notice shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement, less any Modification Costs actually incurred by Seller (or which Seller has committed to incur at a later date irrespective of the termination) if any such amount has not been reimbursed or paid by Buyer and (y) the parties hereto shall have no further obligations or liabilities to each other in respect of this Agreement.

(d)If the Delivery is delayed beyond or shall not have occurred on or before the Final Delivery Date solely due to a Default or Event of Default, Seller shall bear all out-of-pocket third party financing costs and expenses of Buyer (including, but not limited to, commitment fees, breakage costs, legal fees, etc.) resulting from such delay or termination of the obligations of each party to this Agreement.

(e)If the Delivery is delayed beyond or shall not have occurred on or before the Final Delivery Date and (i) no Default or Event of Default has occurred and is continuing and (ii) Seller is obligated to purchase and take delivery of the Aircraft pursuant to the Airbus Purchase Agreement, then if such delay in Delivery is solely due to failure of Buyer to pay for the Aircraft or to accept the Aircraft pursuant to this Agreement, Buyer shall bear all out-of-pocket third party financing costs and expenses of Seller (including, but not limited to, commitment fees, breakage costs, legal fees, etc.) resulting from such delay or termination of the obligations of each party to this Agreement.

(f)Notwithstanding any other provision herein, should the Seller’s actions or inactions in respect of agreed Modifications alone cause any delays or terminations of the delivery of the Aircraft from Manufacturer, (i) Buyer shall not be liable to Seller for any such delays or terminations, including in respect of Losses Buyer otherwise indemnifies or holds harmless

Seller for hereunder and (ii) Buyer shall not lose its right to terminate this Agreement if such delays would cause delivery to occur beyond the Final Delivery Date.

7.4[***]

[***]

7.5Limitations on Right to Terminate or Modify

(a)Seller hereby undertakes that it shall not terminate its right to purchase the Aircraft from Manufacturer without the express prior written consent of Buyer or upon a Total Loss. Only the issuance of a Termination Notice by Buyer shall be deemed written consent for Seller to terminate its right to purchase the Aircraft from Manufacturer.

(b)Seller hereby undertakes that it shall not agree to any amendment or modification to the Airbus Purchase Agreement in respect of the Aircraft, including in respect of the Detailed Specifications, without the prior written consent of Buyer; provided that a unilateral amendment or modification to the Detailed Specifications by Manufacturer (to the extent permissible under the Airbus Purchase Agreement) shall not be considered an amendment or modification to the Airbus Purchase Agreement in respect of the Aircraft agreed to by Seller without the consent of Buyer so long as Seller notifies Buyer in writing of any such amendments or modifications to the Detailed Specifications promptly upon receipt of confirmation of such information by Seller from Manufacturer.

8.Occurrence of an Event of Default

Upon the occurrence and continuation of an Event of Default, Buyer may elect to terminate this Agreement by notice in writing to Seller whereupon the obligation of Seller to sell, and of Buyer to buy, the Aircraft shall be terminated and the obligations of each party to respectively buy and sell the Aircraft pursuant to this Agreement will end from the date of that notice, but without prejudice to any other liabilities each party may have to the other as expressly stated in this Agreement, including liability of Seller for the Event of Default and the failure of Buyer being able to purchase the Aircraft. Notwithstanding any such termination, Seller and Buyer within [***] of such termination shall jointly and timely issue Disbursement Instructions to the Escrow Agent to pay to Buyer the Security Deposit together with any interest accrued thereon in the manner prescribed by the Escrow Agreement. In respect of an Event of Default, Buyer shall have all remedies available to it hereunder and at law or in equity. Further, Buyer’s remedies shall be cumulative and not exclusive and the exercise by Buyer of any remedy will not prevent the concurrent or subsequent exercise of any other remedy otherwise available to Buyer under this Agreement or at law or in equity

9.Modifications

[***]

10.Disclaimer and Indemnification

10.1Disclaimer

BUYER EXPRESSLY AGREES AND ACKNOWLEDGES THAT SAVE ONLY AS EXPRESSLY PROVIDED IN CLAUSE 2.2 OF THIS AGREEMENT, NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF SELLER IN RESPECT OF THE AIRCRAFT OR ANY PART THEREOF, AND ACCORDINGLY BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY

CONDITION, WARRANTY OR REPRESENTATION BY SELLER OR ANY PERSON ON SELLER’S BEHALF OTHER THAN THOSE CONTAINED IN CLAUSE 2.2 OF THIS AGREEMENT, EXPRESS OR IMPLIED, WHETHER ARISING BY LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, AIRWORTHINESS, SUITABILITY, QUALITY, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, STATE, CONDITION, APPEARANCE, SAFETY, DURABILITY, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT OR ANY PART THEREOF, AND THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION BY SELLER IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY BUYER. TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, BUYER HEREBY ALSO WAIVES ANY RIGHTS WHICH IT MAY HAVE IN TORT IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE (SAVE ONLY AS EXPRESSLY PROVIDED IN CLAUSE 2.2 OF THIS AGREEMENT) AND IRREVOCABLY AGREES THAT SELLER SHALL HAVE NO GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN IT WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT OF ALL OF THE FOREGOING EXCLUSIONS. NO THIRD PARTY MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF IS THE AGENT OF SELLER NOR HAS ANY SUCH THIRD-PARTY AUTHORITY TO BIND SELLER THEREBY. NOTWITHSTANDING ANYTHING CONTAINED ABOVE, NOTHING CONTAINED HEREIN IS INTENDED TO OBVIATE, REMOVE OR WAIVE ANY RIGHTS OF WARRANTY OR OTHER CLAIMS RELATING THERETO WHICH BUYER OR SELLER MAY HAVE AGAINST THE MANUFACTURER OR THE ENGINE MANUFACTURER OR THE SUPPLIER OF ANY PART OR ANY THIRD PARTY.

DELIVERY OF THE ACCEPTANCE CERTIFICATE BY BUYER TO SELLER SHALL BE CONCLUSIVE PROOF, AS BETWEEN BUYER AND SELLER, THAT BUYER HAS INSPECTED THE AIRCRAFT AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS, IN ALL RESPECTS ACCEPTABLE AND SATISFACTORY TO, AND HAS BEEN ACCEPTED BY, BUYER FOR THE PURPOSES OF THIS AGREEMENT AND THE ASSIGNED PURCHASE AGREEMENT.

10.2Indemnities

Subject and without prejudice to Clause 10.1 and Clause 6.4 above, Seller shall indemnify and hold harmless each of the Indemnitees in full on demand in respect of all Losses suffered or incurred by such Indemnitee arising out of or connected in any way with any breach by Seller of the provisions of this Agreement, PROVIDED THAT the indemnities contained in this Clause 10.2 shall not extend to Losses with respect to any Indemnitee:

(i)to the extent that such Losses arise out of any act, omission, event or circumstance occurring after Delivery; or

(ii)to the extent that such Losses are caused by the gross negligence, willful misconduct or fraud by such Indemnitee or by the failure of such Indemnitee to comply with its express obligations under any Sale Document; or

to the extent that such Losses represent a Tax or loss of Tax benefits. Buyer shall indemnify and hold Seller harmless in full on demand in respect of any Losses suffered or incurred by Seller arising out of or connected in any way with costs related to or delays caused by Modifications or breach by Buyer of the provisions of the Agreement unless such Losses are caused by the gross negligence, willful misconduct or fraud by Seller or the failure of Seller to comply with its express obligations under the Sale Documents.

11.Costs, Expenses and Taxes

11.1Costs and Expenses

Each party shall bear its own costs and expenses in respect of the preparation and execution of this Agreement and the other Sale Documents.

11.2Filings

Buyer shall bear all costs arising in respect of (i) any filing with the Aviation Authority of this Agreement and any other Sale Document and (ii) any filing or any registration of Buyer’s rights in the Aircraft in the aircraft registry. Notwithstanding the foregoing, Buyer shall be responsible for the fees of FAA Counsel. Furthermore, Buyer shall be responsible for all financing-related expenses in connection with the purchase of the Aircraft.

11.3Taxes

(a)The Purchase Price is inclusive of any VAT.

(b)Seller shall pay, indemnify and hold harmless Buyer from all stamp, documentary, VAT, registration, sales or other like duties or Taxes (including any payable by Buyer) levied, assessed, charged or imposed by any taxing authority in any country on or in connection with this Agreement or the Bill of Sale except for (i) any Taxes imposed on Buyer which would not have arisen but for the gross negligence or willful misconduct of Buyer and (ii) any Taxes in the jurisdiction of tax residence of Buyer that are based on or measured by the net income, gross receipts, net worth or accumulated earnings, or capital gain or profits of Buyer or any of its Affiliates.
12.Assignment

12.1Without limiting Buyer’s rights under Clause 19, Buyer shall not assign any of its rights or obligations under this Agreement (either directly or through a beneficial interest transfer or through a transfer of ownership of Buyer), without the prior consent of the Seller.

12.2Seller shall not assign any of its rights or obligations under this Agreement.

13.Miscellaneous

13.1This Agreement (together with the Sale Documents and all documents which are required by their respective terms to be entered into by the parties or any of them) contains the entire agreement and understanding between Buyer and Seller relating to the sale of the Aircraft and supersedes any previous understanding, commitment, agreement or representation whatsoever, oral or written. This Agreement may only be amended by an instrument in writing entered into on or after the date of this Agreement executed by or on behalf of Buyer and the Seller.

13.2The powers, rights and remedies conferred on Buyer and Seller respectively under this Agreement are cumulative and are additional to, and not exclusive of, any powers, rights or remedies provided by law or otherwise available to them, and in addition:

(a)no waiver shall be effective unless specifically made in writing and signed by a duly authorized officer of the party granting such waiver;

(b)subject to Clause 13.2(c) below, neither the single or partial exercise or temporary or partial waiver by Buyer or Seller of any right, nor the failure by Buyer or Seller to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by Buyer or Seller to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) other exercise or enforcement by Buyer or Seller of, that or any other right or provision;

(c)all references in Clause 13.2(b):

(i)to any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to, Buyer or the Seller; and

(ii)to any failure to do something shall include any delay in doing it; and

(d)the giving by Buyer or Seller of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice Buyer’s or the Seller’s right to withhold or give consent to the doing of any similar act.

13.3This Agreement may be entered into in any number of counterparts and this has the same effect as if the signatures (or seals, if any) on the counterparts were on a single copy of this Agreement.

13.4If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13.5Buyer and Seller agree that where the consent of Buyer Nominee is required pursuant to the terms of this Agreement, the consent of Buyer shall also be required and that any consent of Buyer Nominee shall be contingent upon the consent of Buyer having been obtained. It shall be reasonable in any circumstances for Buyer Nominee withholding or delaying its consent where the consent of Buyer is similarly reasonably withheld or delayed.

14.Confidentiality

14.1Each of the parties hereto agrees that it shall keep confidential the existence and terms of this Agreement, the other Sale Documents and all ancillary documents, and shall not disclose the same to any person except: (a) as required by applicable law or governmental regulations; (b) as required to permit due performance of the terms of this Agreement; (c) to legal, financial or other professional advisors who are bound by a professional duty of confidentiality; (d) to the Lender, any other financiers of the Aircraft and their respective legal advisors who are bound by a professional duty of confidentiality; (e) to prospective investors where in each case they have signed a confidentiality agreement to keep such documents and information strictly confidential on terms substantially similar to this Clause, (f) to its Affiliates who in each case shall in each case agree to keep the terms of this Agreement confidential on terms no less restrictive than this Clause 14.1; (g) in respect of Buyer, to Buyer Guarantor, Buyer Nominee and Buyer Guarantor’s and Buyer Nominee’s respective shareholders and Affiliates, who in each case shall in each case agree to keep the terms of this Agreement, the other Sale Documents and all ancillary documents confidential on terms no less restrictive than this Clause 14.1; or (h) with the prior written consent of the other party.

14.2In the event of any permitted disclosure to a third party pursuant to this Clause 14, the disclosing party shall notify such third party of the confidential nature of this Agreement and all ancillary documents and of the restrictions in this Clause 14 on the disclosure of such confidential information.

15.Notices

15.1Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

15.2Addresses

The address, e-mail or fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with the name of Seller or Buyer at (a) or (b) below or any substitute address, fax number or department or officer as the relevant party may notify to the other by not less than [***] notice.
(a)Buyer at:

Address:
Avolon Leasing Ireland 3 Limited
Number One Ballsbridge
Shelbourne Road
Ballsbridge
004 FP65
Dublin 4
Ireland
Attention: The Directors
Email: [***]

(b)Seller at:

Address:
Frontier Airlines, Inc.
4545 Airport Way
Denver, CO 80239
Attention: Treasurer
Email: [***]
Fax: [***]

With a copy to:

Address:
Frontier Airlines, Inc.
4545 Airport Way
Denver, CO 80239
Attention: EVP, Corporate & Legal Affairs
Email: [***]
15.3Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(a)if by way of fax, when received in legible form; or

(b)if by way of letter, when it has been left at the relevant address or [***] after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 15.2, if addressed to that department or officer.

15.4Notification of address and fax number

Each party shall notify the other promptly of changing its own address, electronic mail or fax number.

15.5Electronic communication

(a)Any communication to be made between Seller and Buyer under or in connection with this Agreement may be made by electronic mail or other electronic means, if the parties:
(i)agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)notify each other of any change to their address or any other such information supplied by them.

(b)Any electronic communication made between Seller and Buyer will be effective only when actually received in readable form.

15.6English language

All notices, requests, directions and other communications to be given under this Agreement will be in English. Except as expressly provided herein, all documents delivered to Buyer by Seller and by Seller to Buyer pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement or any document delivered pursuant to this Agreement, and any version in any other language, the English translation will prevail unless the document is a constitutional, statutory or other official document.

16.No Brokers

16.1No Brokers

Each of Seller and Buyer hereby represent and warrant to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement or the Sale Documents, to any person (other than fees payable by each party to its legal advisers).

16.2Indemnity

Each of Seller and Buyer agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys’ fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the other Sale Documents or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its officers, employees or agents of Clause 16.1.

17.Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 AND 5- 1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

18.Enforcement

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT OBJECT TO THE COMMENCEMENT OF ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED, THAT BUYER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST SELLER OR SELLER’S ASSETS IN THE COURTS OF ANY OTHER JURISDICTION WHERE SELLER OR SUCH ASSETS MAY BE FOUND, TO THE EXTENT PERMITTED BY THE APPLICABLE LAW OF SUCH OTHER JURISDICTION.

18.2 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN CLAUSE 15. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18.3 WAIVER OF JURY TRIAL

EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. The scope of the above waiver and agreement is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that the above waiver and agreement is a material inducement to enter into a business relationship, that each has already relied on the above waiver and agreement in entering into this Agreement, and that each will continue to rely on the above waiver and agreement in their related future dealings. Each party hereto further warrants and represents that it has reviewed the above waiver and agreement with its legal counsel and that it knowingly and voluntarily waives its jury trial rights and agrees as described above following consultation with legal counsel. THIS WAIVER AND AGREEMENT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR AGREEMENTS RELATING HERETO.

19.Buyer Nominee

19.1Seller agrees that Buyer may serve written notice on Seller no later than [***] prior to the Delivery Date nominating another Person, including any Affiliate of Buyer or an owner trustee subject to a trust, the beneficiary of which is Buyer or an Affiliate of Buyer, to take title to an Aircraft on the Delivery Date, in lieu of Buyer, on the terms and subject to the conditions set out in this Agreement and in each other Sale Document (such nominee, “Buyer Nominee”); provided that Seller shall have received such ‘know your customer’ documents regarding Buyer Nominee as Seller may require regarding Buyer Nominee for Seller to confirm that Seller will not be in violation of any Sanctions, Export Control Laws or AML Laws due to the nomination of Buyer Nominee.

19.2Notwithstanding the foregoing in Clause 19.1

(a)the appointment of Buyer Nominee shall not cause Seller to have any greater obligation, risk or liability under this Agreement and the other Sale Documents as a result of such nomination based on the facts and circumstances existing and applicable laws in effect at the time of Delivery, than it would have had if such nomination had not taken place;

(b)the nomination of Buyer Nominee shall not cause Seller to violate any laws (including any securities laws, any Sanctions, Export Control Laws, and AML Laws);

(c)Buyer covenants and agrees in favor of Seller that it shall procure that any Buyer Nominee shall at all times comply with and perform in full all of obligations of “Buyer” under any Sale Document to which Buyer Nominee is a party or deemed a party by virtue of this Clause 19;

(d)any failure by Buyer Nominee to comply with any obligation under this Agreement or any Sale Document to which it is a party or deemed a party by virtue of this Clause 19 shall be deemed to be a breach by Buyer of the equivalent obligation of Buyer hereunder or thereunder;

(e)Buyer shall at all times remain primarily liable for all obligations of Buyer and Buyer Nominee (in respect of Buyer Nominee, other than the obligation to receive title to the Aircraft); and

(f)Buyer and Seller may rescind, terminate, amend, supplement, vary or otherwise modify the rights and obligations of the parties under this Agreement pursuant to the terms of this Agreement without the consent of Buyer Nominee.

[Balance of page intentionally blank]

Signature Page – Aircraft Sale Agreement ([***])

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

SELLER:
SIGNED
for and on behalf of
FRONTIER AIRLINES, INC.
By: /s/ Howard Diamond
Name: Howard Diamond
Tittle: EVP, Corporate & Legal Affairs and Secretary

BUYER:
SIGNED
for and on behalf of
AVOLON LEASING IRELAND 3 LIMITED,
By: /s/ Julie Ann Sherry
Name: Julie Ann Sherry
Title: Attorney-in-fact

Schedule 1
Form of Acceptance Certificate

DATED:

FROM: Avolon Leasing Ireland 3 Limited (Buyer) TO:    Frontier Airlines, Inc. (Seller)
Buyer acknowledges that:

1.on the date first written above (Delivery Date) at : [a./p.]m      time pursuant to the terms of the Aircraft Sale Agreement ([***]) dated June 30, 2026 (Sale Agreement) and made between Seller and Buyer relating to one (1) Airbus model A321-271NX aircraft with aircraft manufacturer’s serial number and country registration mark as set forth below, including two (2) International Aero Engines, LLC model PW1133GA-JM engines with manufacturer’s serial numbers as set forth below, and as more particularly described in the Sale Agreement (Aircraft), Seller has delivered the Aircraft to Buyer while the Aircraft is in [Toulouse, France/Hamburg, German/Mobile, Alabama], and Buyer has accepted delivery of the Aircraft from the Seller.
2.Buyer has inspected the Aircraft, the Aircraft Documents and the Aircraft and the Aircraft Documents are in all respects satisfactory to Buyer and is in all respects in accordance with the Sale Agreement.

3.The execution and delivery of this Acceptance Certificate confirms the acceptance of the Aircraft and the Aircraft Documents by Buyer as satisfactory to it and otherwise acceptable for all purposes of the Sale Agreement.

4.Terms and expressions defined in the Sale Agreement shall have the same meaning when used in this Acceptance Certificate.

5.On the Delivery Date and at the time first listed above

(i)the Airframe, Engines and Parts had the following Flight Hours/Flight Cycles at the time of :
(a)

Airframe Serial No:
Country of Registration:
Country Registration Mark:
Total Flight Hours Since New:
Total Flight Cycles Since New:
Flight Hours Since Last C-Check:	N/A

Calendar Months Since Last S-Check:	N/A
Flight Hours Since Last S-Check:
N/A
MTOW:
MLW:
MZFW:

(b)Engine Type: International Aero Engines, LLC PW1133GA-JM:

Position	1	2
Serial No:	[ ]	[ ]
Total Flight Hours:	[ ]	[ ]
Total Cylcles:	[ ]	[ ]
Flight Hours since last Engine Performance Restoration:	N/A	N/A
Cycles since last Engine Performance Restoration:	N/A	N/A
Cycles remaining to next expected Engine Performance Restoration:	[ ]	[ ]
(c)

APU Type and Model:	[ ]
Serial No:	[ ]
Total APU Hours:	[ ]
Total Cycles:	[ ]
[APU]/[Flight] Hours since the APU Heavy Repair:	N/A

(d)Landing Gear:

Position:	LH Main	Nose	RH Main
Model:	[ ]	[ ]	[ ]
Serial No:	[ ]	[ ]	[ ]
Total Flight Hours:	[ ]	[ ]	[ ]
Total Flight Cycles:	[ ]	[ ]	[ ]
Flight Hours since last Landing Gear Overhaul:	N/A	N/A	N/A
Flight Cycles since last Landing Gear Overhaul:	N/A	N/A	N/A

(e)Fuel on Board:

(f)Status of components or Parts with time/cycle and calendar limits (see attached sheet)

(g)the Detailed Specifications received from Manufacturer (see attached sheet)

(h)All of the foregoing has been inspected by Buyer and was technically acceptable on the date first written above to Buyer’s full satisfaction and pursuant to the terms and provisions of the Sale Agreement.

(ii)attached hereto is a schedule of all Aircraft Documents inspected by Buyer in respect of the Aircraft; and
(iii)attached hereto is a schedule of Loose Equipment listing items of loose equipment inspected by Buyer and to be delivered to Buyer with the Aircraft on the Delivery Date.

SIGNED for and on behalf of Buyer

AVOLON LEASING IRELAND 3 LIMITED

By:
Name:
Title:

Attachment 1 to Acceptance Certificate
[***]

Schedule 2 [Reserved]

Schedule 3
Form of Manufacturer Bill of Sale

[***]

Schedule 4
Form of Airbus S.A.S. Title Warranty

[***]

Schedule 5
Listing of BFE (Buyer Furnished Equipment)

[***]

Schedule 6 LOPA

[***]

Schedule 7 Event of Default

To the extent permitted by applicable law, each of the following shall constitute an Event of Default:

(a)Breach of Airbus Purchase Agreement. Seller breaches any provision of the Airbus Purchase Agreement for which Seller has received a notification of breach thereof from Manufacturer for which Seller’s right to purchase the Aircraft under the Airbus Purchase Agreement may be terminated by Manufacturer.
(b)Termination of Airbus Purchase Agreement. The Airbus Purchase Agreement in respect of the Aircraft or the obligation or the right for Seller to purchase the Aircraft under the Airbus Purchase Agreement is terminated unless such termination is caused by breach of Buyer of this Agreement.
(c)Breach of Purchase Agreement Assignment Documents. Seller breaches any material provision of the Purchase Agreement Assignment or the Airbus Consent and Agreement taking into account any grace period or right to cure as set forth therein.
(d)Other Obligations. Seller fails to comply with any other provision of this Agreement or any other Seller Document (a “General Covenant Default”) and either (i)(x) a Relevant Officer has knowledge of such General Covenant Default, (y) such Relevant Officer has knowledge that such General Covenant Default constitutes a Default, and (z) Seller fails to notify Buyer in writing of such General Covenant Default within [***] of such Relevant Officer having knowledge of the foregoing or (ii) such General Covenant Default, if capable of being remedied, continues for [***] after receipt of written notice thereof from Buyer to Seller; provided, however in the case of this subclause (ii), that, if Seller shall be diligently undertaking to remedy any such failure and notwithstanding the diligence of Seller in attempting to remedy such failure, such failure is not cured within said [***] period and both (I) such failure is not capable of being cured within said [***] period, and (II) such failure may not be cured by a monetary payment by Seller, then Seller shall have an additional [***] to cure such General Covenant Default prior to it constituting an Event of Default, such period (the “[***]”); and (iii) in the event the [***] is not sufficient to allow for remediation of such failure, and Seller has been diligently undertaking to remedy any such failure and notwithstanding the diligence of Seller in attempting to remedy such failure, such failure is not cured within such [***], then Seller shall have an additional [***] period to cure such General Covenant of Default prior to it constituting an Event of Default.
(e)Misrepresentation. Any representation or warranty made or deemed to be made or repeated by Seller in Seller’s Documents or any other document delivered by or on behalf of Seller under or in connection with any Seller’s Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if by remedying any situation or circumstance such representation or warranty would cease to be false or incorrect and if such situation or circumstance is capable of remedy, Seller shall have [***] time to remedy the same.
(f)[***]

(g)Authorizations. Any consent, authorization, license, permit, certificate or approval of, or registration with or declaration to any Government Entity required to be obtained or made by Seller to authorize, or required to be obtained or made by Seller in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of Seller Documents or the performance by Seller of its obligations under any such Seller Documents or the use or operation of aircraft, generally, for the carriage, for hire or reward, of passengers is revoked, suspended, canceled, withdrawn or terminated or expires and is not renewed, or otherwise ceases to be in full force and effect and such revocation, suspension, cancellation, withdrawal, termination, expiration, non-renewal or cessation would reasonably be expected to prejudice Buyer’s rights under or in connection with any of the Sale Documents, or jeopardize the interest of any Buyer Party in or right to, the Aircraft or may give rise to criminal liability of any Buyer Party.

Schedule 8
List of Documents and Evidence

Part 1
Seller’s Conditions Precedent to Effectiveness

1.A copy certified by an officer of Buyer to be a true, complete and up-to-date copy, of the constitutional documents of Buyer.

2.A Secretary’s certificate of Buyer certifying that resolutions of the board of directors of Buyer have been approved authorizing officers as signatories, which signatories can sign and deliver on behalf of Buyer the Sale Documents to which it is a party and any notices or other documents to be given pursuant thereto.

3.Specimen signatures, authenticated by an officer of Buyer, of each of the authorized signatories referred to in Clause 2 above.

4.A copy of this Agreement and the Buyer Guarantee duly executed by the parties thereto (other than the Seller), with the originals to follow promptly after the date hereof.

5.Within [***] of the date hereof, the Security Deposit has been received by the Escrow Agent.

Part 2
Seller’s Conditions Precedent to Sale

1.A Secretary’s certificate of Buyer certifying that resolutions of the board of directors of Buyer referred to in Part 1 of this Schedule 8 remain effective and have not been amended, modified or revoked other than with the consent of the Seller.

2.Specimen signatures, authenticated by an officer of Buyer, of each of the authorized signatories referred to in sub-clause 2 of Part 1 to this Schedule 8.

3.A copy of each of the Sale Documents (other than this Agreement, the Buyer Guarantee and the Airbus Participation Agreement) duly executed by the parties thereto (other than the Seller), with the originals to follow promptly after Delivery.

4.Seller shall have received the benefit of the Purchase Price (which shall be paid directly by Buyer to Manufacturer upon Delivery).

Part 3
Buyer’s Conditions Precedent to Effectiveness

1.A copy certified by an officer of Seller to be a true, complete and up-to-date copy, of the constitutional documents of the Seller.

2.A Secretary’s certificate of Seller certifying that resolutions of the board of directors of Seller have been approved:

(a)approving the transactions contemplated by the Sale Documents to which Seller is a party; and

(b)authorizing a person or persons to sign and deliver on behalf of Seller the Sale Documents to which it is a party and any notices or other documents to be given pursuant thereto.

3.Specimen signatures, authenticated by an officer of the Seller, of each of the authorized signatories referred to in sub-clause 2(b) above.

4.A copy of this Agreement and the Buyer Guarantee duly executed by the parties thereto (other than Buyer) with the originals to follow promptly after Delivery.

Part 4
Buyer’s Conditions Precedent to Purchase

1.A Secretary’s certificate of Seller certifying that resolutions of the board of directors of Seller referred to in Part 3 of this Schedule 8 remain effective and have not been amended, modified or revoked other than with the consent of Buyer.

2.Specimen signatures, authenticated by an officer of the Seller, of each of the authorized signatories referred to in sub-clause2(b) of Part 3 to this Schedule 8.

3.A copy of this Agreement and each of the other Sale Documents duly executed by the parties thereto (other than Buyer) with the originals to follow promptly after Delivery.

4.Copies of all Aircraft Documents.

5.No Insolvency Event has occurred and is continuing; provided that an Insolvency Event shall be deemed not to have occurred and be continuing if within the first [***] of such Insolvency Event Seller has irrevocably “assumed” the Airbus Purchase Agreement with respect to the Aircraft such that Seller no longer has the right to terminate the Airbus Purchase Agreement with respect to the Aircraft in connection with such Insolvency Event.

6.Immediately prior to Delivery, unless Buyer is entitled under the terms and conditions of this Agreement to issue Disbursement Instructions on its own, Buyer shall be reasonably satisfied that Seller shall be able to timely issue Disbursement Instructions required hereby or by the Escrow Agreement without the consent of any third party, including any court.

Part 5
Buyer’s Conditions Subsequent to Effectiveness

1.Within [***] following the date of this Agreement or such later date as mutually agreed by Buyer and the Seller, each acting reasonably, Buyer shall receive a copy of the Airbus Participation Agreement satisfactory to it in form and substance to Buyer and duly executed by the parties thereto (other than Buyer).

Part 6
Buyer’s Conditions Subsequent to Purchase

1.Immediately following Delivery, Seller shall have executed the Disbursement Instructions to cause the Security Deposit for the Aircraft and any accrued interest thereon to be returned to Buyer as set forth in the Escrow Agreement.

Schedule 9
Form of Airbus Purchase Agreement

[***]

Schedule 10
Form of Airbus Consent and Agreement

[***]